Exhibit 99.1

FOR IMMEDIATE RELEASE

Media contact:	Investors contact:
Neila Matheny	Ingrid Ebeling or Elaine Chen
Engage PR	Market Street Partners
(510) 748-8200, ext. 215	(408) 215-5658
nmatheny@engagepr.com	ir@merunetworks.com

MERU NETWORKS PROVIDES PRELIMINARY FIRST QUARTER 2011 FINANCIAL RESULTS

SUNNYVALE, Calif., April 4, 2011 – Meru Networks, Inc., (NASDAQ:MERU), the leader in 802.11n virtualized wireless LAN solutions for enterprise networking, today provided preliminary unaudited financial results for its first quarter ended March 31, 2011.

Based on preliminary financial information, Meru Networks expects to report first quarter revenue in the range of $20.0 million to $20.5 million. The company had previously provided revenue guidance in the range of $21.5 million to $22.5 million. First quarter non-GAAP operating expenses, which excludes the impact of stock based compensation expenses of approximately $1.3 million, are expected to be in the range of $14.7 million to $14.8 million, compared to prior guidance of approximately $14.8 million.

“In the first quarter we saw a number of transactions, primarily in the United States, that we anticipated would close but with the quarter concluded, it is now apparent that these transactions are experiencing longer than expected approval processes,” said Ihab Abu-Hakima, president and chief executive officer of Meru Networks. “This included a lengthening of the budget approval process for a number of our domestic education customers. We continue to believe there is a healthy market for wireless LAN solutions, and accordingly during the first quarter we increased our investment in our sales teams and channel partners to capitalize on this opportunity. We plan to continue increasing our investment in sales coverage and capacity, and expect to announce a new head of worldwide sales in the coming weeks.”

Today’s Conference Call

Meru Networks will be hosting a conference call today, April 4, 2011 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss these preliminary results. To join the live call, please dial: 1-877-852-2926 (domestic) and 1-253-237-1123 (international) and reference conference ID 57717130.

A telephone replay will be available two hours following the conclusion of the call for a period of five days and can be accessed by dialing (800) 642-1687 for domestic callers and (706) 645-9291 for international callers. The call ID for the replay is 57717130. The live and archived webcast of the preliminary first quarter fiscal year 2011 financial results conference call will also be available at the investor relations section of Meru’s website at http://investors.merunetworks.com.

Q1 2011 Earnings Conference Call Information

The results announced today are preliminary and are subject to change. Meru Networks plans to report final results for the first quarter on April 27, 2011, after the market close.

About Meru Networks, Inc.

Founded in 2002, Meru Networks, Inc, provides a virtualized wireless LAN solution that cost-effectively optimizes the enterprise network to deliver the performance, reliability, predictability and operational simplicity of a wired network, with the advantages of mobility. Meru’s solution represents an innovative approach to wireless networking that utilizes virtualization technology to create an intelligent and self-monitoring wireless network, and enables enterprises to migrate their business-critical applications from wired networks to wireless networks, and become all-wireless enterprises. Meru is headquartered in Sunnyvale, CA, and has operations in the Americas, Europe, the Middle East and Asia Pacific. For more information, visit www.merunetworks.com.

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Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements, including statements regarding the amounts of revenues and operating expenses for the quarter ended March 31, 2011 that Meru Networks anticipates announcing when it reports full financial results, and statements regarding its belief that there will continue to be a healthy market for wireless LAN solutions. These forward-looking statements involve risks and uncertainties, including potential discrepancies between management’s preliminary analysis and the final results for the quarter ended March 31, 2011 expected to be announced on April 27, 2011, as well as risks related to a lengthening approval customer approval processes, including lengthening of budget approval processes for domestic education customers, continuing investment in sales coverage and capacity as well as the announcement of a new head of worldwide sales, that may further affect future operating periods. These forward-looking statements also involve assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include our ability to react to trends and challenges in our business and the markets in which we operate; our ability to anticipate market needs or develop new or enhanced products to meet those needs; the adoption rate of our products; our ability to establish and maintain successful relationships with our distribution partners; our ability to compete in our industry; fluctuations in demand, sales cycles and prices for our products and services; shortages or price fluctuations in our supply chain; our ability to protect our intellectual property rights; general political, economic and market conditions and events, including lengthening sales cycles, primarily for domestic education customers; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact Meru Networks’ business are set forth in our annual report on Form 10-K filed with the SEC on March 11, 2011, as well as subsequent reports filed with the SEC. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

Non-GAAP Financial Measurements

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Meru reports non-GAAP net income (loss), which excludes stock-based compensation expense and adjustments to the fair value of the warrant liability. Meru believes that its non-GAAP net income (loss) provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations. Meru also believes the non-GAAP measures provide useful supplemental information for investors to evaluate its operating results in the same manner as the research analysts that follow Meru, all of whom will present non-GAAP projections in their published reports. As such, the non-GAAP measures provided by Meru facilitate a more direct comparison of its performance with the financial projections published by the analysts as well as its competitors, many of whom report financial results on a non-GAAP basis. The economic substance behind its decision to use such non-GAAP measures is that such measures approximate its controllable operating performance more closely than the most directly comparable GAAP financial measures. For example, Meru’s management has no control over certain variables that have a major influence in the determination of stock-based compensation such as the volatility of its stock price and changing interest rates. Meru believes that all of these excluded expenses and income do not accurately reflect the underlying performance of its continuing operations for the period in which they are incurred, even though these excluded items may be incurred and reflected in Meru’s GAAP financial results.

The material limitation associated with the use of non-GAAP financial measures is that the non-GAAP measures do not reflect the full economic impact of Meru’s activities. Meru’s non-GAAP measures may be calculated differently than non-GAAP financial information disclosed by other companies. Accordingly, investors are cautioned not to place undue reliance on non-GAAP information.